 Exhibit 99.1

Pharma-Bio Serv Announces Results for the Quarter Ended
January 31, 2017

DORADO, PUERTO RICO / ACCESSWIRE / March 17, 2017 / Pharma-Bio Serv, Inc. (Pharma-Bio Serv or the Company) (OTCQB: PBSV), a compliance, project management and technology transfer support consulting firm, that provides services to the pharmaceutical, biotechnology, chemical, medical device, cosmetic, food and allied products industries, today announced net revenues for the quarter ended January 31, 2017 were $4.0 million, a decrease of $0.9 million when compared to the same period last year.

The revenue decrease is mainly attributable to a decline in projects in the Puerto Rico consulting market and Puerto Rico Lab operation of $0.9 and $0.1 million, respectively, partially offset by a gain in the Calibrations operation of approximately $0.1 million. Other Company divisions sustained minor revenue gains/losses or remained constant, when compared to the same period last year.

For the three months ended January 31, 2017, the Company reported a net loss of approximately $0.4 million, a decrease in earnings of $0.7 million when compared to the same period last year. The variance is mainly attributable to the decline in revenue, and continued investment on business development, partially offset by savings in other operational support expenses.

 “Our strategic re-alignment and investment is ongoing and our goals are to achieve long-term profitability on our non-performing operations.” said Victor Sanchez, CEO of Pharma-Bio Serv. “To that end we have refocused our US consulting services strategy with a more streamlined business development approach, which we believe will experience savings during the second quarter of the current fiscal year with the closing of our Plymouth Meeting, PA and Los Angeles, CA leased offices. We remain confident that our continued investment in our consulting team, new markets and services, Lab facilities and equipment will yield continued and sustainable growth for the Company in the future. We remain fully focused on consulting business development in both existing and new markets, expanding the scope of our Puerto Rico Lab facilities, and developing our new Lab facility in Spain,” he added.

About Pharma-Bio Serv, Inc.

Pharma-Bio Serv is a compliance, project management and technology transfer support consulting firm, headquartered in Puerto Rico, with operations in the U.S., Ireland and Spain. Pharma-Bio Serv's core business is FDA and other international regulatory compliance agency related services, with integrated portfolio services including microbiological and chemical testing services for clients in the Pharmaceutical, Biotechnology, Chemical, Medical Device, Cosmetic, Food and Allied Products industries. The Company's services also include "Pharma Serv Academy," a division that provides technical and regulatory standards seminars/training conducted by industry experts. The Company's global team includes leading engineering and life science professionals, quality assurance managers and directors.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although Pharma-Bio Serv's management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause its actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. There can be no assurance that the processes being undertaken by Pharma-Bio Serv will result in growth through business development or mergers and acquisitions. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2016, and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Relations Contact:

Scott Gordon
President
CorProminence LLC
scottg@corprominence.com
631 703 4900